Exhibit 99.1

Contact: Jeff Harkins

Investor Relations

940-297-3877

Sally Beauty Holdings, Inc. Deploys Excess Cash to Reduce Debt Levels

DENTON, Texas, September 3, 2020 – Sally Beauty Holdings, Inc. (NYSE: SBH) (“the Company”) today provided an update on its liquidity.

In partnership with affiliates of Bank of America, JPMorgan, Wells Fargo, Citizens, and Truist, the Company completed an amendment to the terms of the Company’s existing secured asset-based revolving line of credit (expires July 2022), which suspends certain anti-cash hoarding restrictions when the outstanding balance remains below $375 million.

As a result of the increased flexibility resulting from the amendment, the significant cash-generating potential of Sally Beauty Holdings and the stability of the business in recent months, even in the face of COVID-19, the Company took the first step in delevering its balance sheet by paying off the entire existing $375.5 million balance on its revolving line of credit, paying off the Company’s existing $20 million FILO term loan facility, and also prepaying a $50 million portion of its 4.5% Fixed Rate Term Loan.

“Our ability to reduce leverage is a testament to the resilience of our business throughout the COVID-19 pandemic, our aggressive cash management efforts, and the partnerships we have with our bank group. We had more than $925 million of cash on hand at the end of August and following the deleveraging effort will retain significant flexibility to respond to the market environment given our cash on hand and the funding availability under our secured asset-based line of credit,” said Chris Brickman, president and chief executive officer.

About Sally Beauty Holdings, Inc.

Sally Beauty Holdings, Inc. (NYSE: SBH) is an international specialty retailer and distributor of professional beauty supplies with revenues of approximately $3.9 billion annually. Through the Sally Beauty Supply and Beauty Systems Group businesses, the Company sells and distributes through 5,062 stores, including 158 franchised units, and has operations throughout the United States, Puerto Rico, Canada, Mexico, Chile, Peru, the United Kingdom, Ireland, Belgium, France, the Netherlands, Spain and Germany. Sally Beauty Supply stores offer up to 8,000 products for hair color, hair care, skin care, and nails through proprietary brands such as Ion®, Generic Value Products®, Beyond the Zone® and Silk Elements® as well as professional lines such as Wella®, Clairol®, OPI®, Conair® and Hot Shot Tools®. Beauty Systems Group stores, branded as CosmoProf® or Armstrong McCall® stores, along with its outside sales consultants, sell up to 10,500 professionally branded products including Paul Mitchell®, Wella®, Matrix®, Schwarzkopf®, Kenra®, Goldwell®, Joico® and CHI®, intended for use in salons and for resale by salons to retail consumers. For more information about Sally Beauty Holdings, Inc., please visit https://www.sallybeautyholdings.com/.

Cautionary Notice Regarding Forward-Looking Statements

Statements in this news release and the schedules hereto which are not purely historical facts or which depend upon future events may be forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements, as that term is defined in the Private Securities Litigation Reform Act of 1995, can be identified by the use of forward-looking terminology such as “believes,” “projects,” “expects,” “can,” “may,” “estimates,” “should,” “plans,” “targets,” “intends,” “could,” “will,” “would,” “anticipates,” “potential,” “confident,” “optimistic,” or the negative thereof, or other variations thereon, or comparable terminology, or by discussions of strategy, objectives, estimates, guidance, expectations and future plans. Forward-looking statements can also be identified by the fact these statements do not relate strictly to historical or current matters.

Readers are cautioned not to place undue reliance on forward-looking statements as such statements speak only as of the date they were made. Any forward-looking statements involve risks and uncertainties that could cause actual events or results to differ materially from the events or results described in the forward-looking statements, including, but not limited to, the risks and uncertainties related to COVID-19 and those described in our filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the year ended September 30, 2019, and our most recent Quarterly Report on Form 10-Q for the quarter ended June 30, 2020, as filed with the Securities and Exchange Commission. Consequently, all forward-looking statements in this release are qualified by the factors, risks and uncertainties contained therein. We assume no obligation to publicly update or revise any forward-looking statements.